PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2001 AND MARCH 31, 2000

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TABLE OF CONTENTS

Page Number

INDEPENDENT ACCOUNTANT'S REPORT............ 1

FINANCIAL STATEMENT:

Balance Sheets.............................................................. 2

Statement of Operations and Deficit

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INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Prime Equipment, Inc.

Las Vegas, Nevada

I have audited the accompanying balance sheets of Prime

Equipment, Inc. (a development stage company) as of March 31,

2001, and March 31, 2000 and the related statements of

operations, cash flows and changes in stockholders' equity for the the three month periods then ended, as well as the cumulative period from December 18, 1998 (date of inception) to March

31, 2000. These statements are the responsibility of Prime

Equipment, Inc.'s management.

I conducted my review in accordance with standards

established by the American Institute of Certified Public

Accountants. A review of interim information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, no

such opinion is expressed.

Based on my review, I am not aware of any material

modifications that should be made to the accompanying

financial statements for them to be in conformity with

generally accepted accounting principles established by the

American Institute of Certified Public Accountants.

/s/ DAVID COFFEY

David Coffey C.P.A.

Las Vegas, Nevada

May 10, 2001

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PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

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
	March 31 2001	March 31 2000
ASSETS
Cash	$3,604	$4,041
Notes receivable	10,000	10,000
Interest receivable	1,617	817
Total Assets	$15,221	$14,858
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,108	$13,800
Note payable	25,000	0
Interest payable	1,923	0
Loans from stockholders	13,760	0
Total Liabilities	72,791	13,800
Stockholders' Equity
Common stock, authorized 500,000,000 shares at $.001 par value, issued and outstanding 4,021,000 shares and 200,000 shares, respectively after giving effect to a 20:1 stock split effective October 22, 1999.	4,046	4,021
Preferred stock, authorized 100,000,000 shares at
Additional paid-in capital.	46,304	21,329
Deficit accumulated during the development stage.	(107,920)	(24,292)
Total Stockholders' Equity	(57,570)	1,058
Total Liabilities and Stockholders' Equity	$15,221	$14,858



The accompanying notes are an integral part of these financial statements.

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PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

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
	Three months ended March 31, 2001	Three months ended March 31, 2000	From Inception, Dec. 18, 1998 to March 31, 2001
Interest earned	$200	$200	$1,617
Expenses
Organizational expense	0	0	400
Consulting	0	0	73,650
Rent	900	0	2,395
Office expenses	1,665	0	2,614
Fees	125	0	1,012
Professional fees	3,863	0	21,823
Travel	323	0	5,720
Interest expense	625	0	1,923
Total expenses	7,501	0	109,537
Net income (loss)	(7,301)	200	(107,920)
Retained earnings beginning of period.	(100,619)	(24,492)
Deficit accumulated during the development
Earnings (loss) per share assuming dilution, after giving effect to a 20 for 1 stock split effective October 22, 1999.
Net loss	$0.00	$0.00	$(0.03)
Weighted average shares outstanding.	4,046,000	4,021,000	3,802,214



The accompanying notes are an integral part of these financial statements.

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PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM DECEMBER 18, 1998 (Date of Inception) TO

MARCH 31, 2001

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
	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During the Development	Total
Balance, December 18, 1998.	---	$---	$---	$---	$---
Issuance of common stock for
Less net loss.	0	0	0	(400)	(400)
Balance, December 31, 1998.	100,000	100	0	(400)	(300)
Issuance of common stock for cash March, 1999.	100,000	100	9,900	0	10,000
Stock split 20 for 1 October 22,
Issuance of common stock for
Issuance of common stock for
Less offering costs.	0	0	(5,750)	0	(5,750)
Less net loss.	0	0	0	(24,092)	(24,092)
Balance, December 31, 1999.	4,021,000	4,021	21,329	(24,492)	858
Issuance of common stock for services, November, 2000.	25,000	25	24,975	0	25,000
Net income (loss).	0	0	0	(76,127)	(76,127)
Balance, December 31, 2000.	4,046,000	4,046	46,304	(100,619)	(50,269)
Less net loss.	0	0	0	(7,301)	(7,301)
Balance, March 31, 2001.	4,046,000	$4,046	$46,304	$(107,920)	$(57,570



The accompanying notes are an integral part of these financial statements.

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PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

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
	Three Months Ended March 31, 2001	Three Months Ended March 31, 2000	From Inception, Dec. 18, 1998 to March 31, 2001
CASH FLOW PROVIDED BY
Net income or (loss).	$(7,301)	$200	$(107,920)`
Non-cash items included in net loss.	0	0	0
Adjustments to reconcile net loss to cash used by operating activity.
Note receivable.	0	0	(10,000)
Interest receivable.	(200)	(200)	(1,617)
Accounts payable.	4,553	(16,000)	32,108
Loans from stockholders.	2,323	0	13,760
NET CASH PROVIDED BY
CASH FLOWS USED BY INVESTING
NET CASH USED BY INVESTING
CASH FLOWS FROM FINANCING
Note payable.	0	0	25,000
Interest payable.	625	0	1,923
Sale of common stock.	0	0	4,046
Paid-in capital.	0	0	52,054
Less offering costs.	0	0	(5,750)
NET CASH PROVIDED BY
NET INCREASE IN CASH.	0	(16,000)	$3,604
CASH AT BEGINNING OF PERIOD.	3,604	20,041
CASH AT END OF PERIOD.	3,604	4,041



The accompanying notes are an integral part of these financial statements.

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PRIME EQUIPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2001 AND MARCH 31, 2000

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on December 18, 1998, under

the laws of the State of Nevada. The business purpose of

the Company is to start a chain of equipment rental services.

The Company will adopt accounting policies and procedures

based upon the nature of future transactions.

NOTE B: SALE OF COMMON STOCK

In March of 1999, the Company completed the sale of

100,000 shares of its common stock at $.10 per share or

$10,000, 1000 shares of its common stock at $1.00 per

share in November of 1999 and 20,000 shares of the common

stock at $1.00 in December of 1999.

All of the above shares were issued pursuant to an exemption from registration requirements under Section 4(2) of the

Securities Act.

NOTE C: NAME CHANGE AND INCREASE IN AUTHORIZED CAPITAL

On October 28, 1999, the Company changed its name from

"Prime Equipment Corp." to "Prime Equipment, Inc." and

increased its authorized capital stock to 74,000,000

shares of $.001 per share par value from 50,000,000

shares of $.001 per share par value. Of the 74,000,000

authorized shares, 50,000,000 are common stock and

24,000,000 are preferred stock.

On July 20, 2000, the Board of Directors approved a

resolution to increase the authorized number of common

shares from 50,000,000 to 500,000,000 and increase the

number of preferred shares from 24,000,000 to 100,000,000.

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NOTE D: STOCK SPLIT

On October 22, 1999, the Company approved a twenty to one

stock split. Prior to the stock split there were 200,000

shares of common stock outstanding and after the stock

split there were 4,000,000 shares of common stock

outstanding.

NOTE E: EARNING (LOSS) PER SHARE

Basic EPS is determined using net income divided by the

weighted average shares outstanding during the period.

Diluted EPS is computed by dividing net income by the

weighted average shares outstanding, assuming all

dilutive potential common shares were issued. Since the

Company has no common shares that are potentially

issuable, such as stock options, convertible securities

or warrants, basic and diluted EPS are the same.

NOTE F: NOTE PAYABLE

On May 23, 2000, the Company received $25,000 cash

and issued its Note maturing April 30, 2001 with simple

annual interest at the rate of 10% per annum. The note

is unsecured. The proceeds were to be used to start a

chain of equipment rental services.